Exhibit 99.2

JOINT FILERS’ SIGNATURES

Dated: June 7, 2011	CARLOS SLIM HELÚ

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	CARLOS SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	MARCO ANTONIO SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	PATRICK SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	MARIA SOUMAYA SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	VANESSA PAOLA SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	JOHANNA MONIQUE SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: June 7, 2011	CARSO INFRAESTRUCTURA Y CONTRUCCION, S.A.B. DE D.V.

	By:	/s/ Quintín Humberto Botas Hernández
Name: Quintín Humberto Botas Hernández
Title: Attorney-In-Fact***

	By:	/s/ Alejandro Archundia Becerra
Name: Alejandro Archundia Becerra
Title: Attorney-In-Fact***

** The Powers of Attorney given by the members of the Slim Family and Inmobiliaria were previously filed with the Securities and Exchange Commission on October 22, 2008, as exhibits to a statement on Schedule 13G filed by the Reporting Persons with respect to Bronco Drilling Company, Inc.

***The Power of Attorney given by CICSA was previously filed with the Commission on February 5, 2007, as an exhibit to a statement on Schedule 13G filed by with respect to Allis Chalmers Energy Inc.